Exhibit 10.2
MASTER LOAN AND SECURITY AGREEMENT
THIS MASTER LOAN AND SECURITY AGREEMENT (the “Agreement”) between ALLIS-CHALMERS DRILLING LLC (“Borrower”), located at 5075 Westheimer, Suite 890, Houston, Texas 77056, ALLIS-CHALMERS ENERGY INC. (“Guarantor”), located at 5075 Westheimer, Suite 890, Houston, Texas 77056, and CATERPILLAR FINANCIAL SERVICES CORPORATION (“Cat Financial”), located at 2120 West End Avenue, Nashville, Tennessee, 37203, is made effective as of the 23rd day of January, 2009.
SECTION 1. CREDIT COMMITMENT
1.1. Loan. Cat Financial agrees to make a loan or loans in Dollars only (each a “Loan”) to Borrower and any such Loan made, shall not exceed eighty percent (80%) of the invoiced purchase price of the Equipment listed in the Schedule(s) under this Agreement, in the aggregate principal amount not to exceed Twenty-Nine Million Dollars ($29,000,000) at any time during the term of this Agreement.
1.2. Notice and Manner of Borrowing. Provided Borrower is not in default under this Agreement and the conditions precedent of Section 2 have been satisfied and Cat Financial has received a properly completed and executed Schedule(s), by 4:00 p.m. Central Time on a Business Day, Cat Financial shall make the amount of such Loan available to Borrower in immediately available funds in accordance with the written instructions of Borrower referred to in Section 2(g) hereof (“Loan Closing Date”).
1.3. The Schedule. Each Loan shall be evidenced by and repayable with interest in accordance with this Agreement and a Schedule of Indebtedness (the “Schedule”) payable to the order of Cat Financial, substantially in the form of Exhibit A-1 and Exhibit A-2. The completion of the Schedule shall irrevocably confirm Borrower’s agreement with the terms of this Agreement, and shall constitute a restatement of all representations, warranties, covenants and all other terms and conditions of this Agreement.
1.4. Interest. Borrower shall pay interest at the rate specified in the Schedule on the outstanding amounts loaned, commencing with the date specified in the Schedule and until the entire principal balance thereof is fully repaid. Interest will be calculated on the basis of twelve 30-day months elapsed over a 360-day year. Borrower warrants through its signature on the Schedule that as of the date the Loan is made, the representations and warranties set forth in Section 3 hereof are true and correct in all material respects and that Borrower is in compliance with all material aspects of this Agreement.
1.5. Maximum Interest. If any interest is charged or received in excess of the Maximum Rate (“Excess”), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess received shall be applied first to reduce principal then to reduce the other Obligations, and the balance, if any, returned to Borrower.
1.6. Late Payment Damages. In the event that any principal or interest under any Transaction Document is not paid when due, Borrower, to the extent permitted by applicable law, shall pay on demand, interest on such unpaid amount from the date such amount was due to the date such amount is paid in full at the per annum rate equal to the interest rate in the effect under the Schedule as adjusted from time to time during the delinquent period, plus two percent (2%) per annum.
1.7. Fees. At the time of execution of this Agreement, Borrower shall have paid to Cat Financial the upfront fees which total Seventy Two Thousand Five Hundred Dollars ($72,500) and all invoiced and reasonable legal fees and out-of-pocket expenses of its outside counsel, if any. In addition, Borrower shall pay to Cat Financial (i) an administration fee of Fifteen Thousand Dollars ($15,000), which shall be due and payable upon the first Loan closing and then on the same date of each subsequent year throughout the term of the Loan and (ii) a commitment fee equal to fifty basis points per annum charged on any amount of funds available but undisbursed under this Agreement, such fee to be determined and paid on the date of any advance made hereunder and on May 30, 2009.

1.8. Payment. Borrower agrees to make all payments by wire transfer (net of any wire transfer expenses) to Bank Account. If a payment is due on a non-Business Day, payment shall be made on the next Business Day, and such extension of time shall be included in the computation of interest.
1.9. Application of Payments and Collections.
(A) Before an Event of Default, all payments and collections received for application to the Loan shall be applied first to past due interest, then to accrued but not past due interest, then to the principal amount outstanding, and then finally to the amount of any other Obligations then outstanding.
(B) Upon an Event of Default, all payments and collections received for application to the Loan shall be applied first to outstanding Collection Expenses, then to the amount of any loss, costs, expenses or damages suffered or incurred by Cat Financial for which Borrower has agreed in the Transaction Documents to indemnify Cat Financial, and then to the order set forth in Section 1.9(A).
1.10. Prepayment. Borrower may prepay the balance due under a Schedule as provided in the applicable Schedule.
1.11. Payment “Net Taxes”. Borrower agrees to pay all amounts owing under the Transaction Documents free and clear of and without deduction for any present or future Taxes and if Borrower is prevented by operation of law or otherwise from paying any amounts owing under the Transaction Documents without deduction, then the amount to be paid under the Transaction Documents shall be increased to the amount Cat Financial would have received had such payments been made without such deduction. Upon Cat Financial’s request, Borrower shall provide the original or a certified copy of evidence of the payment of Taxes by it (including but not limited to the payment of withholding tax) or, if no Taxes have been paid, a certificate from the appropriate taxing authority or an opinion of counsel acceptable to Cat Financial stating that no Taxes are payable.
1.12. Dollar Payments. All payments under the Transaction Documents shall be solely and exclusively in Dollars to Bank Account.
1.13. Obligations Unconditional. The Obligations under the Transaction Documents are absolute and unconditional under all circumstances irrespective of any setoff, counterclaim or defense to payment which Borrower may have against Cat Financial or any other Person, including without limitation, any claims related to any underlying export transaction, product quantity or quality.
1.14. Term. Cat Financial’s commitment to make Loan(s) under this Agreement shall terminate upon the earlier of (i) May 30, 2009 or (ii) the date upon which Cat Financial or Borrower terminates this Agreement pursuant to any term of this Agreement. No termination (whether by default or the passage of time) shall affect or impair the rights, powers or privileges of Cat Financial or the Obligations, duties or liabilities of Borrower relating to (i) any transaction or event occurring prior to the effective date of such termination or (ii) any of the undertakings, agreements, covenants, indemnifications, warranties or representations of Borrower contained in the Transaction Documents. All such undertakings, agreements, covenants, indemnities, warranties, and representations of Borrower shall survive such termination and Cat Financial shall retain all of its rights and remedies under the Transaction Documents.

1.15. Grant of Security Interest. Borrower hereby grants Cat Financial a first priority continuing security interest in each item of Equipment listed under the Schedule(s) to this Agreement, or upon which Borrower has received an advance pursuant to this Agreement, and all present and future attachments and accessories thereto and replacements and proceeds, including amounts payable under any insurance policy, subject only to Permitted Liens. Such security interest shall secure (a) the payment when due of any and all Obligations owing by Borrower and (b) the performance of all Obligations of Borrower. Borrower agrees that the security interest granted to Cat Financial shall extend to all Equipment so long as any portion of the Obligations secured hereby remains unpaid or any duties or obligations of Borrower remain undischarged.
1.16. Substitute Performance. In the event Borrower shall fail to maintain the insurance, pay Taxes or perform any other obligation required hereunder, Cat Financial may make expenditures in order to maintain and preserve the Equipment. The amount expended plus interest thereon from the date of expenditure at the lesser of the Base Rate plus five percent (5%) per annum or the Maximum Rate, shall be due immediately upon notice by Cat Financial.
SECTION 2. CONDITIONS PRECEDENT
Notwithstanding any provision of any Transaction Document, Cat Financial shall not be obligated to make any Loan until each of the following conditions has been received or satisfied, all in form and substance satisfactory to Cat Financial:
(A) Evidence of Borrower’s insurance policies;
(B) Evidence of any filing or recordation necessary to perfect the Liens of Cat Financial, including but not limited to subordinations and intercreditor agreements from or with any intervening lien holders, and evidence that such Liens have first priority in favor of Cat Financial;
(C) Certified copies of the resolutions of Borrower’s and Guarantor’s Board of Directors or other equivalent corporate proceedings evidencing approval of the Transaction Documents and all matters contemplated therein which shall designate the names of Borrower’s and Guarantor’s officers authorized to execute and deliver the Transaction Documents;
(D) Certified copies of Borrower’s and Guarantor’s articles of organization and operating agreement or their equivalent;
(E) The favorable, written opinions of counsel to Borrower as to the transactions contemplated by the Transaction Documents, substantially in the form of Exhibit B;
(F) Written instructions from Borrower directing the application of the proceeds of Loans made pursuant to this Agreement, substantially in the form of Exhibit C;
(G) Certified copies of all necessary governmental authorizations and approvals, if any, with respect to the Transaction Documents;
(H) The Transaction Documents duly executed and delivered by Borrower;
(I) A guaranty agreement duly executed and delivered by the Guarantor, in the form attached hereto as Exhibit D.
(J) Certified copies of all permits and licenses, if any, necessary for the ownership and operation of the Equipment with respect to the Transaction Documents;

(K) Copies of Borrower’s invoices or bills of sale for the Equipment, together with any supporting documents;
(L) Written confirmation from the Equipment manufacturer that the Equipment contains Caterpillar Inc. engines and transmissions;
(M) Payment of applicable fees due from Borrower;
(N) A warranty by Borrower evidenced by its execution hereof, which shall be reaffirmed through signature on each Schedule, that as of the date each Loan is made the representations and warranties set forth in Section 3 hereof are true and correct in all material respects and that Borrower is in compliance with all material aspects of this Agreement;
(O) Such other documents, instruments and agreements as Cat Financial shall reasonably request in connection with the foregoing matters; and
(P) Each condition precedent in the other Transaction Documents has been satisfied or waived. Cat Financial’s election to make the Loan prior to the fulfillment of any condition precedent shall not constitute a waiver thereof, and Borrower shall use its best efforts to fulfill each condition promptly.
SECTION 3. REPRESENTATIONS AND WARRANTIES
Borrower and Guarantor represent and warrant the following to Cat Financial as of the date hereof and for the entire term of this Agreement:
3.1. Corporate Existence. Borrower and Guarantor are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization.
3.2. Authorization of Borrowing; No Conflict as to Applicable Law or Agreements. The execution, delivery and performance by Borrower and Guarantor of each Transaction Document and the borrowing under any Schedule, have been duly authorized by all necessary action and do not and will not (i) require any approval by any government or agency thereof, (ii) violate any Applicable Law, rule or regulation or Borrower’s or Guarantor’s articles of organization or operating agreement, and (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement.
3.3. Legal Agreements. Each Transaction Document when delivered will be a legal, valid, and binding obligation of Borrower and Guarantor enforceable against it in accordance with its terms, except as limited by general principles of equity and bankruptcy, insolvency and similar laws.
3.4. Financial Condition. Borrower’s and Guarantor’s financial statements and projections heretofore furnished to Cat Financial are complete and correct in all material respects and present fairly in all material respects the financial condition of Borrower and Guarantor, subject to the absence of footnotes and to normal year-end audit adjustments.
3.5. Material Adverse Change. There has been no change, nor is Borrower or Guarantor aware of any fact which could in the future cause a change, in the condition (financial or otherwise) of Borrower or Guarantor which would reasonably be expected to have a Material Adverse Effect.
3.6. Solvent Financial Condition. Borrower and Guarantor are Solvent and will continue to be after any Loan.

3.7. Liens. The Equipment is not and will not be subject to any Lien or the terms of any security agreement, other than any Lien granted to Cat Financial, any Permitted Lien or agreed to in writing by Cat Financial.
3.8. Taxes. No stamp, duty or documentary taxes or charges imposed by any taxing authority are payable on or in connection with any Transaction Document or any related documents. Borrower has paid or shall pay when due all applicable deductions or withholdings on account of any Taxes, levies, duties, fees, deductions or withholding, restrictions or conditions of any nature imposed by any taxing authority whatsoever on the payments by Borrower to Cat Financial of each Loan hereunder.
3.9. Litigation. There are no actions, suits, or proceedings pending or to the knowledge of Borrower and Guarantor threatened against or affecting Borrower and Guarantor before any court or governmental department or agency that would reasonably be expected to have a Material Adverse Effect.
3.10. No Defaults on Outstanding Judgments. Borrower and Guarantor have satisfied all judgments, if any, and are not in default with respect to any judgment of any court or governmental agency, if any (other than any judgment the failure to satisfy or default in respect of which would not reasonably be expected to have a Material Adverse Effect).
3.11. Other Agreements. Neither Borrower, Guarantor nor any Subsidiary of either Borrower or Guarantor are a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect.
3.12. Civil Acts; No Immunity. Borrower and Guarantor are subject to civil and commercial law with respect to their respective Obligations under the Transaction Documents. The execution, delivery, and performance of this Agreement by Borrower and Guarantor constitute a commercial act as opposed to a governmental act. Borrower, Guarantor (and their respective Property) do not enjoy, in the courts any right of immunity from suit, setoff or attachment or execution on a judgment in respect of the obligations of Borrower or Guarantor under the Transaction Documents.
3.13. Taxes and Assessment. Borrower shall be responsible for, and shall promptly pay and discharge, all Taxes that may be payable by or imposed upon Cat Financial arising out of any payment made hereunder, the Schedule or under any of the other Transaction Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Schedule or under any of the other Transaction Documents.
3.14. Subordinate Debt. Borrower warrants that all intercompany debt of Borrower to other related companies shall be subordinate to the debt due to Cat Financial under this Agreement.
3.15. No Default or Event of Default. Borrower warrants that no Default or Event of Default has occurred and is continuing.
SECTION 4. COVENANTS AND CONTINUING AGREEMENTS
4.1. Affirmative Covenants. Borrower and Guarantor covenant that so long as this Agreement is in effect or any amounts owed by Borrower to Cat Financial under any Transaction Document shall remain unpaid:
(A) Financial Statements; Other Information. Borrower and Guarantor will deliver in writing to Cat Financial:
(i) Annual Statements. Financial statements of Borrower and Guarantor as of the end of each Fiscal Year prepared in accordance with GAAP, certified by a firm of independent certified public accountants within one hundred twenty (120) days of the end of each Fiscal Year.

(ii) Interim Statements. Unaudited interim financial statements as of the end of each quarter prepared in accordance with GAAP, within ninety (90) days of each quarter end.
(iii) Default under Other Agreements. Notice of any default by Borrower or Guarantor under any agreement relating to any Indebtedness with an outstanding principal balance in excess of $1,000,000.
(iv) Regulatory Action. Notice of any action or proceeding instituted by any federal, state, or other regulatory agency that would reasonably be expected to have a Material Adverse Effect.
(vi) Material Adverse Effect. Notice of the occurrence of any event that would reasonably be expected to have a Material Adverse Effect.
(vii) Requested Information. Such data, documents or further information related to this Agreement, or the business, financial condition, or business prospects of Borrower or Guarantor as Cat Financial may reasonably request, within a commercially reasonable time.
(B) Loan-to-Value. The outstanding amount of any Loan shall not be greater than eighty percent (80%) of the invoiced purchase price for the Equipment described in the Schedule evidencing such Loan.
(C) Compliance with Applicable Laws. Borrower and Guarantor shall comply in all material aspects with all Applicable Laws where failure to comply would reasonably be expected to have a Material Adverse Effect, and shall also comply with all material covenants, provisions and conditions in connection with all other loan or credit agreements to which it is a party where failure to comply would reasonably be expected to have a Material Adverse Effect.
(D) Financial Covenants. For so long as any Indebtedness is owed to Cat Financial hereunder, Guarantor shall comply with all of those financial covenants contained in Section 7.19 of the Credit Agreement as the same may be amended, modified, supplemented or waived from time to time; provided that upon termination of the Credit Agreement, whether by reason of payment and satisfaction in full of Guarantor’s obligations thereunder or otherwise, the financial covenants incorporated herein as of and subsequent to the date of such termination shall be those financial covenants contained in Section 7.19 of the Credit Agreement as of the date of such termination.
(E) Equipment Insurance Requirements. Throughout the term of this Agreement and so long as any Schedule remains outstanding, Borrower shall keep the Equipment insured against all risks, including: (i) special form replacement cost insurance for damage to the Equipment including any and all attachments, which insurance shall be for its full replacement value, but not less than the balance due under the Schedule, including principal, interest, fees and charges and (ii) general commercial liability insurance insuring against liability for property damage, death, and bodily injury resulting from the transportation, construction, ownership, possession, use, operation, performance, maintenance, storage, repair or reconstruction of the Equipment including any and all attachments which insurance shall not be less than Ten Million Dollars ($10,000,000) per occurrence. All such insurance shall be with insurance companies that must be of a financial strength and size having an A.M. Best rating of at least B+10; shall be primary, without right of contribution from any other insurance carried by Cat Financial, and shall provide that such insurance may not be canceled or altered so as to affect the interest of Cat Financial without at least thirty (30) days prior written notice to Cat Financial. For the duration of the Agreement and so long as the Schedule remains outstanding, all insurance covering loss or damage to the Equipment shall name Cat Financial (or its designee) as a loss payee and be payable solely to Cat Financial. Borrower agrees (a) to notify Cat Financial of any occurrence which may reasonably become the basis of an insurance claim hereunder, and (b) not to make any adjustments with insurers without Cat Financial’s prior written consent. Borrower hereby irrevocably appoints Cat Financial its attorney in fact to receive payment of and endorse all checks and other documents and to take any other actions necessary to pursue insurance claims, and upon taking such action, Cat Financial will promptly notify Borrower.

(F) Preservation of Existence. Borrower and Guarantor shall preserve and maintain their respective existence and obtain and keep in force any and all privileges, licenses, permits, or other governmental authorizations necessary to the ownership of their respective Property or to the conduct of their business, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(G) Inspection. At any reasonable time upon prior notice to Borrower, Cat Financial or any agents or representatives thereof (at Borrower’s expense) shall be allowed to examine and make copies of the records and books of account of, and inspect the Equipment, and to discuss the affairs, finances and accounts of Borrower with any officer of Borrower.
(H) Maintenance of Property, Etc. Borrower and Guarantor shall maintain and preserve all of its material Property necessary in the proper conduct of its current business and in particular, Borrower shall keep the Equipment in good working order and condition, reasonable wear and tear excepted.
(I) Maintenance of Records and Books of Account. Borrower and Guarantor shall keep, in all material respects, accurate records and books of account, in accordance with GAAP consistently applied reflecting all of their respective financial transactions.
(J) Discharge of Indebtedness. Borrower shall promptly pay and discharge all Indebtedness and lawful claims which, if unpaid, might become a Lien (other than Permitted Liens) or charge upon the Equipment.
(K) Uninsured Loss. Borrower shall give Cat Financial written notice of any uninsured loss suffered by Borrower through fire, theft, judgment, liability, or property damage which would reasonably be expected to have a Material Adverse Effect.
(L) Further Assurances. At Cat Financial’s request, Borrower and Guarantor shall promptly execute or cause to be executed and deliver to Cat Financial any and all documents, instruments and agreements reasonably deemed reasonably necessary by Cat Financial to give effect to or carry out the terms or intent of any Transaction Document.
4.2. Negative Covenants. Borrower and Guarantor covenant that so long as this Agreement is in effect or any amounts owed by Borrower to Cat Financial under the Transaction Documents are unpaid, Borrower and Guarantor shall not:
(A) Sale or Disposition of Assets. Sell, lease, or otherwise dispose of any Equipment, without the express written consent of Cat Financial.

(B) Mergers; Consolidations; Acquisitions. Merge, consolidate with or acquire all or a substantial part of the Properties of any Person without the express written consent of Cat Financial; provided, that the Borrower may merge with any Subsidiary if the Borrower is the continuing or surviving Person, the Borrower may acquire any or all of the assets of any Subsidiary, the Borrower may merge with the Guarantor if the Guarantor is the continuing or surviving Person and the Guarantor may acquire any or all of the assets of the Borrower, other than the Equipment.
(C) Restrictions on Nature of Business. Engage in any line of business materially different from that presently engaged in by Borrower and Guarantor.
(D) Liens and Encumbrances. Create, incur, or suffer to exist any Lien upon any of the Equipment, except Liens in favor of Cat Financial and Permitted Liens, without the prior written consent of Cat Financial.
(E) Subsidiary and Affiliate Transactions. Be a party to any transaction with any Subsidiary, Affiliate, or member, except in the ordinary course of Borrower’s and Guarantor’s business and upon terms which are no less favorable to Borrower or Guarantor than it could obtain in a comparable arm’s length transaction with a Person not a Subsidiary, Affiliate or member of Borrower or Guarantor.
(F) Distributions. Declare or make any Distributions other than in the ordinary course of business; provided, that the Guarantor may at any time and from time to time make Distributions to the Borrower and to any wholly-owned Subsidiary of the Borrower.
SECTION 5. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT
5.1. Events of Default. An “Event of Default” shall exist if any of the following shall occur and is continuing, regardless of the reason or whether it was within the control of Borrower:
(A) Borrower fails to pay any portion of (i) the principal owing under a Schedule when due, or (ii) within 3 Business Days after the same becomes due, any interest owing under a Schedule, the annual administration fee, or any other amount or Obligations owing under any Transaction Document;
(B) any representation, warranty or other statement by Borrower or Guarantor in any Transaction Document shall prove false or misleading in any material respect when made;
(C) Borrower or Guarantor fails to perform, keep, or observe any covenant contained in any Transaction Document and such failure or default continues for thirty (30) days after the earlier of (i) the date notice has been given to the Borrower by Cat Financial or (ii) the date the Borrower knew or reasonably should have known of such failure or default;
(D) there shall occur any default on the part of Borrower or Guarantor under any other Transaction Document, agreement, document, or instrument to which Borrower or Guarantor and Cat Financial are parties and such default continues for thirty (30) days after the earlier of (i) the date notice has been given to the Borrower by Cat Financial or (ii) the date the Borrower knew or reasonably should have known of such default;
(E) Borrower fails to make any payment due on any Indebtedness with a principal amount of $1,000,000 or more or Guarantor fails to make any payment due on any Indebtedness with a principal amount of $5,000,000 or more or any event occurs or any condition exists in respect of any such Indebtedness the effect of which is to cause such Indebtedness to become due prior to its stated maturity or prior to its regularly scheduled dates of payment;

(F) Borrower or Guarantor consents to the appointment of or a court appoints a custodian, receiver, liquidator, or trustee of Borrower or Guarantor, or of any of their respective Property; or an order for relief in respect of Borrower or Guarantor shall be entered under any bankruptcy laws; or any of their respective Property shall be sequestered by court order and such appointment (other than an appointment consented to by the Borrower) order or sequestration is not discharged, stayed or dismissed within sixty (60) days of entry thereof;
(G) Borrower or Guarantor files a petition for voluntary bankruptcy or a petition is filed against Borrower or Guarantor or either Borrower or Guarantor seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction and such petition (other than a petition filed by the Borrower) is not discharged, stayed or dismissed within sixty (60) days of filing thereof.;
(H) Borrower or Guarantor makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts as they become due;
(I) there is a material cross-default with any other credit agreement Borrower or Guarantor may be a party to;
(J) there is a cessation of a substantial part of the business of Borrower or Guarantor for a period which significantly affects Borrower’s or Guarantor’s ability to continue its business on a profitable basis; or Borrower or Guarantor suffers the loss or revocation of any license or permit now held or hereafter acquired by Borrower or Guarantor which is necessary to the continued lawful operation of its business; or Borrower or Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business; or any lease or agreement pursuant to which Borrower or Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term and such termination shall have a Material Adverse Effect; or any material part of its Property shall be taken through condemnation or the value of such Property shall be impaired through condemnation;
(K) Borrower or Guarantor challenges or contests in any action, suit or proceeding the validity, legality or enforceability of any Transaction Document, the Obligations or the perfection or priority of any Lien granted for the benefit of Cat Financial;
(L) Guarantor shall attempt to revoke its guaranty or shall be in default under the terms of the guaranty agreement or the guaranty agreement shall for any reason cease to remain in full force and effect;
(M) any governmental authorization necessary, if any, to enable Borrower or Guarantor to comply with or perform its Obligations under any Transaction Document shall be revoked, withdrawn or withheld and such event would reasonably be expected to have a Material Adverse Effect;
(N) Guarantor defaults under the Credit Agreement; and
(O) the Equipment or any part thereof is sold, transferred, assigned or otherwise disposed of by Borrower or any material part thereof is lost, stolen, materially damaged, levied on, seized or attached.

5.2. Rights and Remedies Upon Event of Default. Upon the occurrence of an Event of Default and until such Event of Default is cured within ten (10) days to the satisfaction of Cat Financial, Cat Financial may exercise any or all of the following rights and remedies:
(A) Cat Financial may terminate its commitment to make Loan(s) and may declare the entire unpaid principal amount of all Schedule(s), all interest accrued and unpaid thereon, and all other amounts payable under the Transaction Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which Borrower hereby expressly waives;
(B) Cat Financial may: (i) proceed to enforce this Agreement, the Schedule(s) and the other Transaction Documents by suit or proceedings in equity, at law or in bankruptcy, whether for specific performance, for the recovery of Borrower’s Obligations, to enforce the Lien on the Equipment granted to Cat Financial or for the enforcement of any other legal or equitable remedy available under Applicable Law; (ii) without notice, liability, or legal process, enter upon the premises where any of the Equipment may be and take possession thereof, if valid under Applicable Law; (iii) require Borrower to assemble the Equipment or any portion thereof and make it available to Cat Financial at a place designated by Cat Financial which is reasonably convenient to Cat Financial and Borrower, if valid under Applicable Law; and/or (iv) exercise any rights and remedies available to Cat Financial as a secured party by law or agreement;
(C) As valid under Applicable Law, Cat Financial may undertake commercially reasonable efforts to sell or dispose of all or any part of the Equipment and the proceeds of any such sale or disposition shall be applied first to reimburse Cat Financial for all reasonable expenses of retaking, holding, preparing for sale or disposition, and selling or disposing of any item of the Equipment, including all taxes and reasonable attorneys’ fees and, second, to pay all Obligations and liabilities secured hereby. Any surplus shall be paid to the person entitled thereto. Borrower shall promptly pay any deficiency to Cat Financial.
5.3. Remedies Cumulative; No Waiver. All agreements and undertakings of Borrower in any Transaction Document shall be deemed cumulative to and not in derogation or substitution of any other agreement or undertaking of Borrower in any Transaction Document. The failure or delay of Cat Financial to exercise or enforce any rights, Liens, powers, or remedies hereunder (all of which are cumulative and nonexclusive) or under any other Transaction Document shall not operate as a waiver thereof but all such rights, Liens, powers, and remedies shall continue until all Obligations owing or to become owing from Borrower to Cat Financial have been paid in full.
SECTION 6. SUCCESSORS AND ASSIGNS
Borrower and Guarantor shall not assign their respective rights or obligations under this Agreement or any other Transaction Document. Cat Financial has the right to assign this Agreement and all or any part of its interest and rights herein at its sole discretion without providing notice or obtaining the consent of Borrower or Guarantor. This Agreement shall be binding upon and inure to the benefit of Borrower, Guarantor and Cat Financial and their respective successors and assigns.
SECTION 7. GENERAL
7.1. Certain Matters of Construction. Section titles appear for convenience only and shall not affect the interpretation of this Agreement. All references to any Transaction Document or other instrument or agreement shall include all modifications, amendments, extensions, or renewals thereto.
7.2. Amendments. This Agreement may not be amended or waived except by written instrument signed by the parties hereto. In the event an amendment to any Transaction Document is, in Cat Financial’s sole discretion, required due to any request, action, or inaction of Borrower, including but not limited to any voluntary or mandatory prepayment of the Obligations, Borrower shall reimburse Cat Financial for all costs and expenses associated with such amendment, including but not limited to the reasonable fees and out-of-pocket expenses of outside counsel and other advisers for Cat Financial.

7.3. Notices. All communications under this Agreement shall be in writing and shall be mailed by courier, delivered by hand or transmitted by a telecommunications device capable of transmitting or creating a written record to the address set forth on the first page of this Agreement.
7.4. Costs, Expenses, and Indemnification. Borrower agrees to pay all costs and expenses in connection with the preparation, execution, delivery, enforcement and legal advise in respect of any Transaction Document, including, without limitation, the reasonable fees and expenses of Cat Financial’s outside counsel. Borrower further agrees to indemnify and hold harmless Cat Financial from and against any and all (i) Taxes or assessments, governmental charges or levies, duties, fees, deductions or withholding, restrictions or conditions of any nature or other amounts imposed by, or behalf of, any government or taxing authority thereof (excluding taxes imposed on net income and all income and franchise taxes of the United States or any subdivision thereof on Cat Financial), and (ii) damages, losses, liabilities, costs and expenses resulting from, related to or connected with any Transaction Document or the transactions contemplated hereby.
7.5. Power of Attorney. Borrower hereby irrevocably appoints Cat Financial (and all Persons designated by Cat Financial) as Borrower’s true and lawful attorney (and agent-in-fact) with the power and authority to sign on behalf of the Borrower all documents, schedules and notices necessary to effect and maintain a first priority continuing security interest in favor of Cat Financial over the Equipment. Cat Financial or its designee may, in Borrower’s or Cat Financial’s name and without notice to and at the expense of Borrower, do or commit to all reasonable acts necessary to fulfill Borrower’s Obligations under this Agreement.
7.6. Survival. All warranties, representations, agreements and covenants made by Borrower and Guarantor herein or in any other Transaction Document shall be considered to have been relied upon by Cat Financial and shall survive the making of the Loan regardless of any investigation made by or on behalf of Cat Financial. All statements in any other Transaction Document shall constitute warranties and representations by Borrower or Guarantor hereunder.
7.7. Submission to Jurisdiction and Service of Process. Borrower and Guarantor irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any Transaction Document may be instituted in any Federal or State court sitting in the State of New York, U.S.A. and Borrower and Guarantor, in respect of each, their respective Properties, and revenues, irrevocably submits to the jurisdiction of these courts. Borrower and Guarantor waive personal service of process and irrevocably consent that service of process upon it may be made by the mailing of copies thereof by certified or registered mail, return receipt requested, at its address set forth in this Agreement and service so made shall be deemed completed on the tenth (10th) business day after such service is deposited in the mail. Nothing herein shall affect the right to serve process in any other manner permitted by law. Borrower and Guarantor agree that final judgment against either in any legal action or proceeding arising out of or relating to this Agreement, or any other Transaction Document shall be conclusive and may be enforced in any other jurisdiction within the United States by suit on the judgment, a certified or exemplified copy of which judgment shall be conclusive evidence thereof and of the amount of its indebtedness, or by such other means provided by law.
7.8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

7.9. Right of Setoff. Borrower and Guarantor grant Cat Financial the right to apply, at any time and from time to time should an Event of Default exist hereunder, any and all obligations owing from Cat Financial and/or any affiliate or subsidiary of Cat Financial (or its assignees) to Borrower or Guarantor toward repayment of any sums owing from Borrower or Guarantor to Cat Financial hereunder. Borrower and Guarantor authorize Cat Financial to direct any affiliate or subsidiary of Cat Financial to pay any obligations owing to Borrower or Guarantor, as the case may be, directly to Cat Financial in satisfaction of its obligations to Borrower or Guarantor, and hereby consent to the payment of such monies to Cat Financial by any of its affiliates and/or subsidiaries. Borrower and Guarantor shall not have and hereby waive any right of setoff or reduction due to any reason whatsoever, including disputes outside this transaction.
7.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
7.12. Consequential Damages. Borrower and Guarantor hereby fully waive any claim or right now or hereafter existing against Cat Financial for any incidental, special, or consequential damages whether based on contract, warranty, tort (including negligence and strict liability), or any other cause of action.
7.13. Jury Trial Waiver. BORROWER, GUARANTOR AND CAT FINANCIAL EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY TRANSACTION DOCUMENT OR THE OBLIGATIONS. BORROWER AND GUARANTOR ACKNOWLEDGE THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO CAT FINANCIAL ENTERING INTO THIS AGREEMENT AND THAT CAT FINANCIAL IS RELYING UPON THE FOREGOING WAIVER IN ITS FUTURE DEALINGS WITH BORROWER AND GUARANTOR. BORROWER AND GUARANTOR WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THE FOREGOING WAIVER WITH THEIR RESPECTIVE LEGAL COUNSEL AND HAVE KNOWINGLY AND VOLUNTARILY WAIVED THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THE COURT MAY FILE THIS AGREEMENT AS A WRITTEN CONSENT TO A TRIAL.
SECTION 8. GENERAL DEFINITIONS
8.1. Defined Terms. When used herein, the following terms shall have the following meanings and include the plural as well as the singular:
“Affiliate” means any Person (i) which directly or indirectly controls, is controlled by, or is under common control with, Borrower or Guarantor; (ii) which beneficially owns or holds 10% or more of any class of Borrower’s or Guarantor’s voting stock; or (iii) which has 10% or more of its voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) beneficially owned or held by Borrower, Guarantor or a Subsidiary of either Borrower or Guarantor. For purposes hereof, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.
“Agreement” means this Loan Agreement as amended or otherwise modified from time to time.
“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Transaction Documents in question, including, but not limited to, all applicable common law and equitable principles, state and federal constitutions, statutes, rules, regulations and orders of governmental bodies and all judicial orders, judgments and decrees.

“Bank Account” means Cat Financial’s account with JP Morgan Chase Bank, New York, New York, USA, account number 910-2-469872, ABA code 021-000021, or such other account designated by Cat Financial in writing.
“Base Rate” means the rate of interest specified in each Schedule.
“Business Day” means a day other than a Saturday, Sunday, or a day on which banks are authorized by law to be closed in New York, New York.
“Collection Expenses” means all reasonable costs and expenses incurred by Cat Financial after an Event of Default in connection with efforts to collect or recover any of the Obligations or the Equipment from Borrower, including, without limitation, legal fees.
“Credit Agreement” means that certain Second Amended and Restated Credit Agreement between Guarantor, Royal Bank Canada and the Lenders Parties thereto, dated April 26, 2007, as amended.
“Default” means an event or condition the occurrence of which would, with notice or lapse of time, become an Event of Default.
“Distribution” in respect of any corporation means: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock); and (ii) the redemption or acquisition by the corporation of its capital stock unless made contemporaneously from the net proceeds of the sale of its capital stock.
“Dollars” and the sign “$” means the currency of the United States of America.
“Equipment” means all Property listed in the Schedule(s) to this Agreement which is the subject of Liens granted in favor of Cat Financial.
“Excess” means any interest charged or received in excess of the Maximum Rate.
“Event of Default” shall have the meaning ascribed thereto in Section 5.1.
“Fiscal Year” means Borrower’s and Guarantor’s respective financial accounting year.
“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time.
“Guarantor” means Allis-Chalmers Energy Inc.
“Indebtedness” as applied to a Person means, without duplication all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, (i) the obligations for borrowed money; (ii) the obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of business); (iii) the obligations secured by Liens or payable out of the proceeds or production from Property now or hereafter acquired; (iv) the obligations evidenced by notes, acceptances, or other instruments; (v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property; (vi) capitalized lease obligations and (vii) any other obligation for borrowed money or other financial accommodation including the Obligations under this Agreement.

“Late Payment Rate” shall have the meaning ascribed thereto in Section 1.6 of this Agreement.
“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature including, without limitation, any conditional sale or other title retention agreement or any capital lease obligation having substantially the same effect as any of the foregoing whatsoever.
“Loan” shall have the meaning ascribed thereto in Section 1.1 of this Agreement.
“Loan Closing Date” means the dates on which Loans under this Agreement will be made by Cat Financial as described in Section 1.2 of this Agreement.
“Material Adverse Effect” means any condition which has or may be reasonably expected to have a material adverse effect upon: (i) the business, operations, Properties or financial condition of Borrower or Guarantor; (ii) the validity or enforceability of any Transaction Document; or (iii) the ability of Borrower or Guarantor to perform its Obligations or upon any rights or remedies under any Transaction Document or of Cat Financial to enforce or collect the Obligations in accordance with the Transaction Documents and Applicable Law.
“Maximum Rate” means the maximum rate of interest permitted by Applicable Law that may be charged or received on the Obligations.
“Obligations” means all Indebtedness, liabilities and obligations (including non-financial obligations and covenants) owing or arising from Borrower or Guarantor to Cat Financial of every kind or nature, whether absolute or contingent, due or to become due, joint or several, liquidated or unliquidated, matured or unmatured, primary or secondary, now existing or hereafter arising under any Transaction Document or otherwise, regardless of the form or purpose of such liabilities or Obligations, including, without limitation, all of the Loans and all interest, charges, expenses, Taxes, attorneys’ fees and other sums owing by or chargeable to Borrower under the Transaction Documents.
“Permitted Liens” means:
(a) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person; and
(c) Liens on the Equipment and other collateral hereunder securing the obligations under the Credit Agreement and the other documents executed in connection therewith; provided, that such Liens are junior in priority to the Liens of Cat Financial created hereunder.
“Person” means an individual, partnership, corporation, joint venture, association, joint stock company, trust, business trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.
“Schedule” means the schedule evidencing the Loan and the Equipment to be used as collateral for the Loan(s) made under this Agreement.
“Solvent” means, as to any Person, such Person: (i) owns Property the present fair salable value of which is greater than the amount required to pay all of such Person’s Indebtedness (including Contingent Liabilities) as such becomes absolute and matured; (ii) is able to pay all of its Indebtedness as such Indebtedness matures; and (iii) has capital sufficient to carry on its current and anticipated business and transactions.
“Subsidiary” means any corporation, partnership, or other entity of which Borrower or Guarantor owns more than fifty percent (50%) of its securities and is entitled to elect a majority of its managers or management.
“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions withholdings or other charges of whatsoever nature (excluding (i) taxes imposed on or measured by Cat Financial’s net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Applicable Laws of which Cat Financial is organized or maintains its lending office hereunder, and (ii) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (i) above), that are now or hereafter imposed or asserted by any jurisdiction or any political subdivision thereof or any taxing authority therein and all interest, penalties or similar liabilities with respect thereto.
“Transaction Documents” means all agreements, instruments, documents and certificates (other than this Agreement), including each Schedule, any security agreement or Lien agreement and any guaranty agreement, heretofore, now or hereafter executed by Borrower or any Guarantor with respect to the transactions contemplated by this Agreement;
8.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all required financial data shall be prepared in accordance with such principles consistently applied.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ALLIS-CHALMERS DRILLING LLC		CATERPILLAR FINANCIAL SERVICES CORPORATION

By:	/s/ Victor M. Perez Name: Victor M. Perez	By:	/s/ Roger Scott Freistat Name: Roger Scott Freistat
	Title: Chief Financial Officer		Title: Credit Manager

ALLIS-CHALMERS ENERGY INC.

By:	/s/ Victor M. Perez Name: Victor M. Perez
Title: Chief Financial Officer

EXHIBIT A-1
FLOATING INTEREST RATE
Schedule No. ___
Schedule of Indebtedness
To the Master Loan and Security Agreement dated  _____, 2009 between Allis-Chalmers Drilling LLC (“Borrower”), Allis-Chalmers Energy Inc., and Caterpillar Financial Services Corporation (“Cat Financial”) (the “Agreement”). This Schedule of Indebtedness, dated as of the  _____  day of  _____, 20_____  incorporates the terms and conditions of the Agreement.
The Borrower promises to pay to the order of Cat Financial at JP Morgan Chase Bank, New York, New York, United States of America, account number 910-2-469872, ABA code 021-00002, the principal sum of  _____  and  _____/100ths United States Dollars ($_____) in installments as hereinafter provided and to pay interest on the principal balance hereof from time to time outstanding, as hereinafter provided, at the per annum rate equal to Three (3) month US-LIBOR rate as of two (2) Business Days prior to the date of disbursement plus  _____  and  _____  basis points (_____%) per annum (the “Base Rate”). The Base Rate will be reset on a quarterly basis.
“LIBOR” means the London Interbank Offered Rate on the basis of the offered rates for deposits in U.S. Dollars for the applicable repayment period, as determined by Lender, as published in the Federal Reserve Statistical Release H.15 found at http://www.federalreserve.gov/releases/H15/update on the day that is two London Banking Days prior to the date the rate adjustment is to be effective. If two or more rates appear, the rate for that period will be the arithmetic mean of such rates. A “London Banking Day” means any day other than Saturday, Sunday or other day on which commercial banks are authorized to close in London, United Kingdom.
The principal shall be paid in twenty-four (24) equal quarterly installments of  _____  and  _____/100ths Dollars ($_____), plus accrued interest on the principal amount outstanding from time to time, commencing on the  _____  day of  _____, 200_____  and continuing on the  _____  day each third month thereafter through and including the  _____  day of  _____,  _____. Interest will be calculated on the basis of the actual number of days elapsed (including the first day, but excluding the last day) over a year of 360 days.
In the event that any amount of the principal hereof or accrued interest on this Note is not paid in full when due (whether at stated maturity, acceleration or otherwise), Borrower shall pay to the Cat Financial on demand interest on such unpaid amount (to the extent permissible under Applicable Law) for the period from the date such amount became due until such amount shall have been paid in full at an interest rate per annum equal to two percent (2%) per annum above the Base Rate (the “Late Payment Rate”) until paid in full. If any amount remains unpaid past the maturity date of this Note, interest shall continue to accrue on such unpaid amount at the Late Payment Rate until paid in full.
Borrower may prepay the balance due under a Schedule on a scheduled payment date (each, in connection with a prepayment, a “Prepayment Date”) provided that (i) such prepayment must be accompanied by all other amounts then due and owing under the Transaction Documents associated with such Schedule; (ii) during the first 3 Loan Years of a Schedule any such prepayment of the balance thereunder must be in whole and not in part; (iii) concurrent with such prepayment, Borrower shall also pay a prepayment premium equal to (1) 3% of the remaining principal balance if such prepayment is made during the first Loan Year, (2) 2% of the remaining principal balance is such prepayment is made during the second Loan Year, and (3) 1% of the remaining principal balance if such prepayment is made during the third Loan Year. Borrower shall give Cat Financial fifteen (15) days written notice of any prepayment made hereunder. “Loan Year” means a period of twelve consecutive months. The first Loan Year shall commence on the date of the Schedule and subsequent Loan Years shall run consecutively, each commencing on the anniversary of the first Loan Year. A notice of prepayment, once given, may only be rescinded with Cat Financial’s consent.

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All payments received hereunder shall be applied in the manner and order of priority determined by the Cat Financial in its sole discretion.
The Equipment under this Schedule No.  _____:
[insert make, model, and serial number of each item].
The Equipment Location:
[insert address]

ALLIS-CHALMERS DRILLING LLC		CATERPILLAR FINANCIAL SERVICES CORPORATION

By:		By:

	Name:		Name:
	Title:		Title:

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EXHIBIT A-2
FIXED INTEREST RATE
Schedule No. ___
Schedule of Indebtedness
To the Master Loan and Security Agreement dated  _____, 2009 between Allis-Chalmers Drilling LLC (“Borrower”), Allis-Chalmers Energy Inc., and Caterpillar Financial Services Corporation (“Cat Financial”) (the “Agreement”). This Schedule of Indebtedness, dated as of the  _____  day of  _____, 20_____  incorporates the terms and conditions of the Agreement.
The Borrower promises to pay to the order of Caterpillar Financial Services Corporation (“Cat Financial”) at JP Morgan Chase Bank, New York, New York, United States of America, account number 910-2-469872, ABA code 021-000021 the principal sum of  _____  and  _____/100ths United States Dollars (US$_____) in installments as hereinafter provided and to pay interest on the principal balance hereof from time to time outstanding, as hereinafter provided, at the per annum rate equal to  _____  and  _____/100ths percent (_____%) (the “Base Rate”).
Quarterly payments of principal and interest in arrears, each in an amount equal to  _____  and  _____/100ths Dollars ($_____) shall be made commencing three (3) months from the date of this Note and then on the same day of each third month thereafter for a total of twenty-four (24) payments. Interest will be calculated on the basis of a thirty (30) day month elapsed over a year of 360 days.
In the event that any amount of the principal hereof or accrued interest on this Note is not paid in full when due (whether at stated maturity, acceleration or otherwise), Borrower shall pay to the Cat Financial on demand interest on such unpaid amount (to the extent permissible under Applicable Law) for the period from the date such amount became due until such amount shall have been paid in full at an interest rate per annum equal to two percent (2%) per annum above the Base Rate (the “Late Payment Rate”) until paid in full. If any amount remains unpaid past the maturity date of this Note, interest shall continue to accrue on such unpaid amount at the Late Payment Rate until paid in full.
All payments received hereunder shall be applied in the manner and order of priority determined by the Cat Financial in its sole discretion.
Borrower may prepay the balance due under a Schedule on a scheduled payment date (each, in connection with a prepayment, a “Prepayment Date”) provided that (i) such prepayment must be accompanied by all other amounts then due and owing under the Transaction Documents associated with such Schedule; (ii) during the first 3 Loan Years of a Schedule any such prepayment of the balance thereunder must be in whole and not in part; (iii) concurrent with such prepayment, Borrower shall also pay a prepayment premium equal to the sum of (a) the excess, if any, of the Net Present Value of the remaining principal and interest payments dues under the Schedule over the remaining principal balance of the Schedule and (b) (1) 3% of the remaining principal balance if such prepayment is made during the first Loan Year, (2) 2% of the remaining principal balance if such prepayment is made during the second Loan Year and (3) 1% of the remaining principal balance is such prepayment is made during the third Loan Year. The “Net Present Value” shall be determined as of a Prepayment Date by discounting the remaining principal and interest payments so as to yield a rate of return equal to the yield on a Caterpillar Financial Securities Corporation or Caterpillar, Inc. debt instrument with a maturity equal to the remaining term of the Schedule as published by Bloomberg Finance L.P plus 350 basis points, three (3) Business Days prior to the Prepayment Date. If no maturity exactly corresponds to the remaining term of such Schedule, the Net Present Value shall be determined utilizing the yields for the two maturities which most closely correspond to the requisite maturity. Borrower shall give Cat Financial fifteen (15) days written notice of any prepayment made hereunder. “Loan Year” means a period of twelve consecutive months. The first Loan Year shall commence on the date of the Schedule and subsequent Loan Years shall run consecutively, each commencing on the anniversary of the first Loan Year. A notice of prepayment, once given, may only be rescinded with Cat Financial’s consent.

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The Equipment under this Schedule No.  _____:
[insert make, model, and serial number of each item].
The Equipment Location:
[insert address]

ALLIS-CHALMERS DRILLING LLC		CATERPILLAR FINANCIAL SERVICES CORPORATION

By:		By:

	Name:		Name:
	Title:		Title:

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EXHIBIT B
OPINION OF COUNSEL
[Letterhead of Counsel]
January ____, 2009
Caterpillar Financial Services Corporation
2120 West End Avenue
Nashville, Tennessee 37203
Re: Loan to Allis-Chalmers Drilling LLC.
Ladies and Gentlemen:
We have acted as special counsel to Allis-Chalmers Drilling LLC, a Delaware limited liability company (the “Borrower”), in connection with the execution and delivery of the Master Loan and Security Agreement, dated as of January [_____], 2009 (the “Loan Agreement”), among the Borrower, Allis-Chalmers Energy Inc., a Delaware corporation and the sole member of the Borrower (the “Sole Member”), and Caterpillar Financial Services Corporation (the “Lender”).
We are furnishing this opinion letter to you pursuant to Section 2(E) of the Loan Agreement.
In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following:
(a) the executed Loan Agreement;
(b) the executed Schedule of Indebtedness [Floating Interest Rate][Fixed Interest Rate], dated as of January [_____], 2009 (the “Schedule”), between the Borrower and the Lender;
(c) the Certificate of Formation of the Borrower, certified by the Secretary of State of the State of Delaware as in effect on January [_____], 2009, and certified by the Sole Member as in effect on each of the dates of the adoption of the resolutions specified in paragraph (e) below, the date of the Loan Agreement and the date hereof (the “Borrower Certificate of Formation”);
(d) the Limited Liability Company Agreement of the Borrower, certified by the Secretary of the Sole Member as in effect on each of the dates of the adoption of the resolutions specified in paragraph (e) below, the date of the Loan Agreement and the date hereof (the “Borrower Operating Agreement”);
(e) resolutions of the Sole Member, dated January [_____], 2009, certified by the Secretary of the Sole Member;
(f) a certificate from the Secretary of State of the State of Delaware, dated January [_____], 2009, as to the good standing and legal existence under the laws of the State of Delaware of the Borrower;
(g) a certificate, dated the date hereof (the “Opinion Support Certificate”), executed by a manager or officer of the Borrower, substantially in the form attached hereto as Exhibit B; and
(h) each of the Applicable Agreements (as defined below).

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We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Borrower and such agreements, certificates of public officials, certificates of officers or other representatives of the Borrower and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers, managers and other representatives of the Borrower (including without limitation the facts set forth in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others.
As used herein, the following terms have the respective meanings set forth below:
“Applicable Agreements” means those agreements and other instruments, if any, identified on Schedule 1 to the Opinion Support Certificate.
“Applicable Orders” means those orders or decrees of governmental authorities, if any, identified on Schedule 2 to the Opinion Support Certificate.
“Organizational Documents” means, collectively, the following instruments, each in the form reviewed by us, as indicated above: (i) the Borrower Certificate of Formation, and (ii) the Borrower Operating Agreement.
“Person” means a natural person or a legal entity organized under the laws of any jurisdiction.
“Transaction Documents” means, collectively, the Loan Agreement and the Schedule.
Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
1. The Borrower is validly existing as a limited liability company and in good standing under the laws of the State of Delaware.
2. The Borrower has the limited liability company power and authority under the laws of the State of Delaware to execute and deliver, and to incur and perform all of its obligations under, the Transaction Documents.
3. The Transaction Documents have been duly authorized, executed, and delivered by the Borrower.
4. The Transaction Documents together constitute a valid and binding obligation of the Borrower, enforceable the Borrower in accordance with their terms, under applicable laws of the State of New York.

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5. None of the execution and delivery of, or the incurrence or performance by the Borrower of its obligations under, the Transaction Documents, in accordance with their terms, (A) constituted, constitutes or will constitute a violation of the Organizational Documents, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), under any Applicable Agreement, [Note to draft: This opinion (regarding violation of Applicable Agreements) will have to be qualified if Section 4.2(F) of the Loan Agreement contains a restriction on the ability of the Borrower to pay distributions. The Guarantor’s indentures contain a covenant that might be violated by such a restriction.] (C) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Borrower pursuant to any Applicable Agreement, (D) resulted, results or will result in any violation of (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, or (iv) the Delaware Limited Liability Company Act, or (E) resulted, results or will result in the contravention of any Applicable Order.
6. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for the execution and delivery by the Borrower of the Transaction Documents, or the incurrence or performance of its obligations thereunder, or the enforceability of the Transaction Documents against the Borrower. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of New York, the State of Texas, the State of Delaware or the United States of America, pursuant to (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, or (iv) the Delaware Limited Liability Company Act.
7. If and to the extent that, at the time of its execution and delivery of the Loan Agreement, the Borrower would otherwise have been entitled under the United States Foreign Sovereign Immunities Act of 1976, as amended (the “USFSIA”) to any immunity on the grounds of sovereignty in respect of its obligations under the Loan Agreement (a matter as to which we express no opinion), then the provisions of the Loan Agreement providing for a waiver by the Borrower of such immunity would constitute an effective waiver under the USFSIA of such immunity. We wish to point out, however, that (a) we express no opinion as to the effect of said waiver provisions if and to the extent that the Borrower acquired immunity on the grounds of sovereignty after its execution and delivery of the Loan Agreement, and (b) any waiver of sovereign immunity (i) is subject to the limitations imposed by the USFSIA, and (ii) will be effective to permit attachment of or execution upon only such property of the Borrower, and only under such circumstances, as may be permitted by USFSIA.
We express no opinion as to the laws of any jurisdiction other than (i) applicable laws of the State of New York, (ii) applicable laws of the State of Texas, (iii) applicable laws of the United States of America, (iv) certain other specified laws of the United States of America to the extent referred to specifically herein, and (v) the Delaware Limited Liability Company Act. References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references (including without limitation those appearing in paragraphs 5 and 6 above) do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities, tax, insurance or antitrust, laws, rules or regulations.
Our opinions expressed herein are subject to the following additional assumptions and qualifications:
(i) The opinion set forth in paragraph 1 above as to the valid existence and good standing of the Borrower is based solely upon our review of certificates and other communications from the appropriate public officials.

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(ii) In rendering the opinions set forth in paragraph 5 above regarding Applicable Agreements, we do not express any opinion, however, as to whether the execution or delivery by the Borrower of the Transaction Documents, or the incurrence or performance by the Borrower of its obligations thereunder, will constitute a violation of, or a default under or as a result of, any covenant, restriction or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of the Borrower.
(iii) Our opinion in paragraph 4 above may be:
(1) limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and
(2) subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.
(iv) We wish to point out that the obligations of the Borrower, and the rights and remedies of the Lender, under the Transaction Documents, may be subject to possible limitations upon the exercise of remedial or procedural provisions contained in the Transaction Documents; provided, that such limitations do not, in our opinion (but subject to the other comments and qualifications set forth in this opinion letter), make the remedies and procedures that will be afforded to the Lender inadequate for the practical realization of the substantive benefits purported to be provided to the Lender by the Transaction Documents.
(v) Our opinion in paragraph 4 insofar as it pertains to the choice of law provision of the Loan Agreement purporting to select New York law as governing, or any provision that purports to constitute a submission to the jurisdiction of one or more specified courts or to waive the right to object to any court as an inconvenient forum, is rendered solely in reliance upon New York General Obligations Law §§ 5-1401 and 5-1402, and New York Civil Practice Law and Rules 327(b), and is expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or (in the case of provisions purporting to select New York law as governing) a United States Federal court sitting in New York and applying New York choice of law rules, including said § 5-1401 (in which regard we note that Section 7.8 of the Loan Agreement purports to deny effect to the State of New York’s “principles of conflict of laws” and we express no opinion as to the effect, if any, upon any opinion herein expressed of such provisions). We express no opinion as to any such provision if such legality, validity, binding effect or enforceability is determined by any other court, and we call your attention to the decision of the United States District Court for the Southern District of New York in Lehman Brothers Commercial Corp. v. Minmetals Int’l Non-Ferrous Metals Trading Co., 179 F. Supp. 2d 119 (S.D.N.Y. 2000), which, among other things, contains dicta relating to possible constitutional limitations upon said Section 5-1401 in both domestic and international transactions. We express no opinion as to any such constitutional limitations upon said Sections 5-1401 and 5-1402 or their effect, if any, upon any opinion herein expressed.
(vi) We express no opinion as to the validity, enforceability or effect of any provisions:
(1) purporting to establish evidentiary standards or limitations periods for suits or proceedings to enforce such documents or otherwise, to establish certain determinations (including determinations of contracting parties and judgments of courts) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice;

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(2) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;
(3) relating to severability or separability;
(4) purporting to limit the liability of, or to exculpate, any Person, including without limitation any provision that purports to waive liability for violation of securities laws;
(5) purporting to waive damages or rights which under applicable law are not subject to waiver;
(6) that constitute an agreement to agree in the future on any matter;
(7) that relate to indemnification, contribution or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, contribution or reimbursement in respect of the negligence, recklessness, willful misconduct or unlawful or wrongful behavior of any Person, (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy;
(8) purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;
(9) purporting to obligate any party to conform to a standard that may not be objectively determinable or employing items that are vague or have no commonly accepted meaning in the context in which used;
(10) purporting to require that all amendments, waivers and terminations be in writing or the disregard of any course of dealing or usage of trade;
(11) relating to consent to jurisdiction insofar as such provisions purport to confer subject matter jurisdiction upon any court that does not have such jurisdiction, whether in respect of bringing suit, enforcement of judgments or otherwise;
(12) relating to rights of setoff or counterclaim; or
(13) relating to powers of attorney or attorneys in fact.
We also express no opinion as to the validity, enforceability or effect of any schedules, exhibits, annexes, appendixes or other attachments, other than the Schedule, in each case, attached to or referenced in the Loan Agreement.

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(vii) In making our examination of executed documents, we have assumed (except to the extent that we expressly opine above) (1) the valid existence and good standing of each of the parties thereto, (2) that such parties had the power and authority, corporate, partnership, limited liability company or other, to enter into and to incur and perform all their obligations thereunder, (3) the due authorization by all requisite action, corporate, partnership, limited liability company or other, and the due execution and delivery by such parties of such documents and (4) to the extent such documents purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms. In this paragraph (vii), all references to parties to documents shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.
(viii) Except to the extent that we expressly opine above, we have assumed that the execution and delivery of the Transaction Documents, and the incurrence and performance of the obligations thereunder of the parties thereto do not and will not contravene, breach, violate or constitute a default under (with the giving of notice, the passage of time or otherwise) (a) the certificate or articles of incorporation, certificate of formation, articles of organization, certificate of limited partnership, charter, bylaws, limited liability company agreement, regulations, limited partnership agreement or similar organic document of any such party, (b) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument, (c) any statute, law, rule, or regulation, (d) any judicial or administrative order or decree of any governmental authority, or (e) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, in each case, to which any party to the Transaction Documents or any of its subsidiaries or any of their respective properties may be subject, or by which any of them may be bound or affected. Further, we have assumed the compliance by each such party, other than the Borrower, with all laws, rules and regulations applicable to it, as well as the compliance by the Borrower, and each other person (if any) directly or indirectly acting on its behalf, with all laws, rules and regulations that may be applicable to it by virtue of the particular nature of the business conducted by it or any goods or services produced or rendered by it or property owned, operated or leased by it, or any other facts pertaining specifically to it. In this paragraph (viii), all references to parties to the Transaction Documents, other than the first such reference, shall be deemed to mean and include each of such parties, and each other person (if any) directly or indirectly acting on its behalf.
(ix) We express no opinion as to the effect of the laws of any jurisdiction in which the Lender is located (other than the State of New York) that limit the interest, fees or other charges such Lender may impose for the loan or use of money or other credit.
(x) We point out that the submissions to the jurisdiction of any Federal or State court sitting in the State of New York contained in the Transaction Documents cannot supersede a federal court’s discretion in determining whether to transfer an action to another court.
(xi) Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body is required to authorize, or is required in connection with the transactions contemplated by the Transaction Documents, the execution or delivery thereof by or on behalf of any party thereto or the incurrence or performance by any of the parties thereto of its obligations thereunder.
This opinion is being furnished only to you in connection with the consummation of the transactions under the Loan Agreement occurring today and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.
Very truly yours,

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Exhibit B to Opinion of Counsel
OPINION SUPPORT CERTIFICATE
January [__], 2009
Reference is made to the Master Loan and Security Agreement (the “Loan Agreement”) among Allis-Chalmers Drilling LLC (the “Borrower”), Allis-Chalmers Energy Inc. (the “Guarantor”), and Caterpillar Financial Services Corporation (the “Lender”). The undersigned [_____] hereby certifies that he a [_____] of the Borrower.
Such Manager understands that pursuant to the Loan Agreement, (i) Andrews Kurth LLP (“AK”), special counsel to the Borrower, is delivering to the Lender an opinion letter dated the date hereof (the “Opinion Letter”). Such [_____] further understands that AK is relying on this certificate and the statements made herein in rendering certain of the opinions expressed in the Opinion Letter.
With regard to the foregoing, the undersigned certifies that he has made due inquiry of all persons necessary or appropriate to verify or confirm the statements contained herein and he further certifies the following:
1. Attached as Schedule 1 to this Opinion Support Certificate is a true, accurate and complete list of every indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or other agreement (collectively, “Applicable Agreements”) that is both (i) material in relation to the business, operations, affairs, financial condition, assets, or properties of the Borrower and its subsidiaries, considered as a single enterprise, and (ii) an instrument by which the Borrower or any of its subsidiaries is bound or by which the Borrower or any of its subsidiaries or any of their respective properties may be bound or affected.
2. Attached as Schedule 2 to this Opinion Support Certificate is a true, accurate and complete list of every order or decree (collectively, “Applicable Orders”) of any governmental authority by which the Borrower or any of its subsidiaries or any of their respective properties is bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Borrower and its subsidiaries, considered as a single enterprise.
IN WITNESS WHEREOF the undersigned has executed this Opinion Support Certificate as of the date first written above.

[Name] [Title]

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Schedule 1 to Opinion of Counsel
Applicable Agreements
[Under Review]

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Schedule 2 to Opinion of Counsel
Applicable Orders
None

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EXHIBIT C
[Borrower’s letterhead]
                    , 200_
Caterpillar Financial Services Corporation (“Cat Financial”)
Attn: Power Finance Division
2120 West End Avenue
Nashville, Tennessee 37203
To: Internal Contract Administrator, Power Finance Division
In connection with the proceeds from the Schedule of Indebtedness dated  _____, 200_____  in the cumulative principal amount of U.S.$_____  payable to Cat Financial pursuant to the terms of that Loan Agreement dated as of  _____, 2009 between Cat Financial, Allis-Chalmers Drilling LLC, and Allis-Chalmers Energy Inc. (the “Loan Agreement”) you are hereby irrevocably instructed to disburse such proceeds as follows:

$ to:	Bank:
Address:
Account #
ABA #
Account Name:

ALLIS-CHALMERS DRILLING LLC

By:

Name:
Title:

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EXHIBIT D
FORM OF GUARANTY
GUARANTY (this “Agreement”) made and entered into on this  _____  day of  _____, 200_____  by ALLIS-CHALMERS ENERGY INC., a corporation organized and existing under the laws of Texas with its principal place of business located at 5075 Westheimer, Suite 890, Houston, Texas 77056 (hereinafter, referred to as “Guarantor”), in favor of CATERPILLAR FINANCIAL SERVICES CORPORATION, a Delaware corporation with its principal place of business located at 2120 West End Avenue, Nashville, Tennessee 37203 (hereinafter, referred to as “Cat Financial”), guaranteeing the Indebtedness of ALLIS-CHALMERS DRILLING LLC, a limited liability company organized and existing under the laws of  _____  (hereinafter referred to as “Borrower”).
WITNESSETH:
FOR VALUE RECEIVED, and in consideration of and for credit and financial accommodations extended to or for the account of Borrower, Guarantor agrees as follows:
SECTION 1. Guaranty of Borrower’s Indebtedness. Guarantor hereby absolutely and unconditionally agrees to, and by these presents does hereby, guarantee the prompt and punctual payment, performance and satisfaction of Borrower’s obligations under that certain Master Loan and Security Agreement dated  _____, 200_____, made by Borrower in favor of Cat Financial (the “Loan Agreement”), and any and all schedules, exhibits, and amendments thereto and/or renewals, extensions and/or refinancings thereof, in Loan Agreement payments, principal, interest, costs, indemnification obligations and attorneys’ fees and under all other related documents (with all of Borrower’s indebtedness and/or obligations under the Loan Agreement and all related documents being hereinafter individually and collectively referred to under this Agreement as Borrower’s “Indebtedness”). THIS GUARANTY SHALL BE CONTINUING, ABSOLUTE, AND UNCONDITIONAL.
SECTION 2. Joint and Several Liability. Guarantor further agrees that its obligations and liabilities for the prompt and punctual payment, performance and satisfaction of Borrower’s Indebtedness shall be on a “joint and several” basis along with Borrower to the same degree and extent as if Guarantor had been and/or will be a co-Borrower, co-principal obligor and/or co-maker of Borrower’s Indebtedness. In the event that there is more than one guarantor under this Agreement, or in the event that there are other guarantors, endorsers or sureties of all or any portion of Borrower’s Indebtedness, Guarantor’s obligations and liabilities hereunder shall be on a “joint and several” basis along with such other guarantor or guarantors, endorsers and/or sureties.
SECTION 3. Duration; Cancellation of Agreement. This Agreement and Guarantor’s obligations and liabilities hereunder shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid, performed and/or satisfied in full, in loan payments, principal, interest, costs and attorneys’ fees (but subject to the automatic reinstatement provisions set forth hereinbelow). Nothing under this Agreement or under any other agreement or understanding by and between Guarantor and Cat Financial, shall in any way obligate, or be construed to obligate, Cat Financial to agree to the subsequent termination or cancellation of Guarantor’s obligations and liabilities hereunder as long as Borrower’s Indebtedness remains unpaid and outstanding; it being fully understood and agreed by Guarantor that Cat Financial may, within its sole and uncontrolled discretion and judgment, refuse to release Guarantor from any of its obligations and liabilities under this Agreement for any reason whatsoever as long as Borrower’s Indebtedness remains unpaid and outstanding.

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SECTION 4. Default by Borrower. Should Borrower default under any of its Indebtedness in favor of Cat Financial, Guarantor unconditionally and absolutely agrees to pay the full, then unpaid amount of Borrower’s Indebtedness including but not limited to loan payments, principal, interest, costs and attorneys’ fees. Such payment or payments shall be made immediately following demand by Cat Financial at Cat Financial’s offices indicated below in Section 14 of this Agreement.
SECTION 5. Waivers by Guarantor. Guarantor waives, for the benefit of Cat Financial: (a) notice of the acceptance of this Agreement; (b) notice of the existence, creation or incurrence of new and/or additional debt owing from Borrower to Cat Financial; (c) presentment, protest and demand, and notice of protest, demand, nonpayment, nonperformance and dishonor of any and all agreements, notes or other obligations signed, accepted, endorsed or assigned to or by Cat Financial or agreed to between Borrower and Cat Financial; (d) notice of adverse change in Borrower’s financial condition or any other fact which might materially increase the risk of Guarantor; (e) any and all rights in and notices or demands relating to any Equipment, including without limitation, all rights, notices, advertisements or demands relating, whether directly or indirectly, to the foreclosure, sale or other disposition of any or all such Equipment or the manner of such sale or other disposition; (f) any claim, right or remedy which Guarantor may now have or hereafter acquire against the Borrower that arises hereunder and/or from the performance by any other guarantor or guarantors, endorsers and/or sureties including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of Cat Financial against the Borrower or any security which Cat Financial now has or hereafter acquires with respect to the Borrower, whether or not such claim, right or remedy arises in equity, under contract (express or implied), by statute, under common law or otherwise; (g) notice of any default by Borrower or any other person obligated in any manner for all or any portion of Borrower’s Indebtedness and notice of any legal proceedings against such parties; (h) any right of contribution from any other guarantor or guarantors, endorsers and/or sureties; (i) notice and hearing as to any prejudgment remedies; (j) any defense which is premised on an alleged lack of consideration of the obligation undertaken by Guarantor, including without limitation, any defense to the enforcement of this Agreement based upon the timing of execution of this Agreement and/or that the Agreement had been executed after the execution date of any agreements evidencing the Indebtedness; (k) all exemptions and homestead laws; (l) any other demands and notices required by law; (m) all setoffs and counterclaims against Cat Financial and/or Borrower; (n) any defense based on the claim that Guarantor’s liabilities and obligations exceed or are more burdensome than those of Borrower; (o) any defense which the Borrower may assert or be able to assert on the underlying Indebtedness or which may be asserted by Guarantor, including but not limited to (i) breach of warranty, (ii) fraud, (iii) statute of frauds, (iv) infancy, (v) statute of limitations, (vi) lender liability, (vii) accord and satisfaction, (viii) payment and/or (ix) usury.
SECTION 6. Guarantor’s Subordination of Rights to Cat Financial. In the event that Guarantor should for any reason (i) advance or lend monies to Borrower for any reason whatsoever, whether or not such funds are used by Borrower to make payment or payments under Borrower’s Indebtedness, and/or (ii) make any payment for and on behalf of Borrower under Borrower’s Indebtedness, and/or (iii) make any payment to Cat Financial in total or partial satisfaction of Guarantor’s obligations and liabilities hereunder, Guarantor hereby agrees that any and all rights that Guarantor may have or acquire to collect or to be reimbursed by Borrower (or by any guarantor, endorser or surety of Borrower’s Indebtedness), whether Guarantor’s rights of collection or reimbursement arise by way of subrogation to the rights of Cat Financial or otherwise, shall in all respects be subordinate, inferior and junior to Cat Financial’s rights to collect and enforce payment, performance and satisfaction of Borrower’s then remaining Indebtedness, until such time as Borrower’s Indebtedness is fully paid and satisfied.
Guarantor further agrees to refrain from attempting to collect and/or enforce any of Guarantor’s aforesaid rights against Borrower (or any other guarantor, surety or endorser of Borrower’s Indebtedness), arising by way of subrogation or otherwise, until such time as Borrower’s then remaining Indebtedness in favor of Cat Financial is fully paid and satisfied, in principal, costs and attorneys’ fees.

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In the event that Guarantor should for any reason whatsoever receive any payment or payments from Borrower (or any other guarantor, surety or endorser of Borrower’s Indebtedness) on any such amount or amounts that Borrower (or such a third party) may owe to Guarantor for any of the reasons stated above, Guarantor agrees to accept such payment or payments for and on behalf of Cat Financial, advising Borrower (or the third party payee) of such a fact, and Guarantor unconditionally agrees to immediately deliver such funds to Cat Financial, with such funds being held by Guarantor during any interim period, in trust for Cat Financial. In the event that Guarantor should for any reason receive any such funds from Borrower (or any third party payee), and Guarantor should deposit such funds in one or more of Guarantor’s deposit accounts, no matter where located, Cat Financial shall have the right to attach any and all of Guarantor’s deposit accounts in which such funds were deposited, whether or not such funds were commingled with other monies of Guarantor, and whether or not such funds then remain on deposit in such an account or accounts. To this end, Guarantor collaterally assigns and pledges to Cat Financial any and all of Guarantor’s present and future rights, title and interest in and to all monies that Guarantor may now and/or in the future maintain in deposit with banks, savings and loan associations and other entities, in which Guarantor may at any time deposit any such funds that may be received from Borrower (or any other guarantor, endorser or surety of Borrower’s Indebtedness) in favor of Cat Financial.
SECTION 7. Actions by Cat Financial. Guarantor further agrees that Cat Financial may, at its sole option, at any time, and from time to time, without the consent of or notice to Guarantor, or any one of them, or to any other party, and without incurring any responsibility to Guarantor or to any other party, and without impairing or releasing the obligations of Guarantor under this Agreement:
(A) Discharge or release any party (including, but not limited to, Borrower or any co-guarantor under this Agreement) who is or may be liable to Cat Financial for Borrower’s Indebtedness;
(B) Sell, exchange, release, surrender, realize upon or otherwise deal with, in any manner and in any order, any collateral directly or indirectly securing repayment of Borrower’s Indebtedness;
(C) With the mutual consent of Borrower or pursuant to the default terms of any agreement with Borrower, change the manner, place or terms of payment, or change or extend the time of payment of or renew, as often and for such periods as Cat Financial may determine, or alter Borrower’s Indebtedness;
(D) Settle or compromise Borrower’s Indebtedness;
(E) Subordinate and/or agree to subordinate the payment of all or any part of Borrower’s Indebtedness to the payment of any other present and/or future creditors of Borrower;
(F) Apply any payments made by Borrower or others and/or proceeds derived from cross-secured collateral to other loans that Borrower may then owe to Cat Financial, whether Borrower’s Indebtedness subject to this Agreement remains unpaid;
(G) Take or accept any other security or guaranty for any or all of Borrower’s Indebtedness; and/or
(H) Enter into, deliver, modify, amend or waive compliance with, any instrument or arrangement evidencing, securing or otherwise affecting, all or any part of Borrower’s Indebtedness.

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In addition, no course of dealing between Cat Financial and Borrower (or any other guarantor, surety or endorser of Borrower’s Indebtedness), nor any failure or delay on the part of Cat Financial to exercise any of Cat Financial’s rights and remedies, or any other agreement or agreements by and between Cat Financial and Borrower (or any other guarantor, surety or endorser) shall have the effect of impairing or releasing Guarantor’s obligations and liabilities to Cat Financial or of waiving any of Cat Financial’s rights and remedies. Any partial exercise of any rights and remedies granted to Cat Financial shall furthermore not constitute a waiver of any of Cat Financial’s other rights and remedies, it being Guarantor’s intent and agreement that Cat Financial’s rights and remedies shall be cumulative in nature. Guarantor further agrees that, should Borrower default under its Indebtedness, any waiver or forbearance on the part of Cat Financial to pursue, the rights and remedies available to Cat Financial shall be binding upon Cat Financial only to the extent that Cat Financial specifically agrees to such waiver or forbearance in writing. A waiver or forbearance on the part of Cat Financial as to one event of default shall not constitute a waiver or forbearance as to any other default.
SECTION 8. No Release of Guarantor. Subject to the cancellation provisions of SECTION 3 hereof, Guarantor’s obligations and liabilities under this Agreement shall not be released, impaired, reduced or otherwise affected by, and shall continue in full force and effect, notwithstanding the occurrence of any event, including without limitation any one or more of the following events:
(A) Death, insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of authority (whether corporate, partnership or trust) of Borrower (or any person acting on Borrower’s behalf), or any other guarantor, surety or endorser of Borrower’s Indebtedness;
(B) Partial payment or payments of any amounts due and/or outstanding under Borrower’s Indebtedness;
(C) Any payment by Borrower or any other party to Cat Financial that is held to constitute a preferential transfer or a fraudulent conveyance under any applicable law, or for any reason, Cat Financial is required to refund such payment or pay such amount to Borrower or to any other person;
(D) The unenforceability against Borrower of the Loan Agreement or any provisions thereof or any documents related thereto;
(E) Any sale or assignment of the Loan Agreement; and/or
(F) Any failure of Cat Financial to notify Guarantor of the acceptance of this Agreement or of the failure of Borrower to make any payment due by Borrower to Cat Financial.
This Agreement and Guarantor’s obligations and liabilities hereunder shall continue to be effective, and/or shall automatically and retroactively be reinstated if a release or discharge has occurred, as the case may be, if at any time any payment or part thereof to Cat Financial with respect to Borrower’s Indebtedness is rescinded or must otherwise be restored by Cat Financial pursuant to any insolvency, bankruptcy, reorganization, receivership, or any other debt relief granted to Borrower or to any other party. In the event that Cat Financial must rescind or restore any payment received by Cat Financial in satisfaction of Borrower’s Indebtedness, any prior release or discharge from the terms of this Agreement given to Guarantor shall be without effect, and this Agreement and Guarantor’s obligations and liabilities hereunder shall automatically be renewed or reinstated and shall remain in full force and effect to the same degree and extent as if such a release or discharge was never granted. It is the intention of Cat Financial and Guarantor that Guarantor’s obligations and liabilities hereunder shall not be discharged except by Guarantor’s full and complete performance of such obligations and liabilities and then only to the extent of such performance and only in accordance with Section 3 hereof.

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SECTION 9. Enforcement of Guarantor’s Obligations and Liabilities. Guarantor understands, agrees and confirms that this is a guaranty of payment when due and not of collection. Guarantor agrees that, should Cat Financial deem it necessary to file an appropriate collection action to enforce Guarantor’s obligations and liabilities under this Agreement, Cat Financial may commence such a civil action against Guarantor without the necessity of first (i) attempting to collect Borrower’s Indebtedness from Borrower or from any other guarantor, surety or endorser, whether through filing of suit or otherwise, (ii) attempting to exercise against any collateral directly or indirectly securing repayment of Borrower’s Indebtedness, whether through the filing of an appropriate foreclosure action or otherwise, or (iii) including Borrower or any other guarantor, surety or endorser of Borrower’s Indebtedness as an additional party defendant in such a collection action against Guarantor. In the event that Cat Financial should ever deem it necessary to refer this Agreement to an attorney-at-law for the purpose of enforcing Guarantor’s obligations and liabilities hereunder, or of protecting or preserving Cat Financial’s rights hereunder, Guarantor (and each of them, on a joint, several and solidary basis) agrees to reimburse Cat Financial for the reasonable fees of such an attorney. Guarantor additionally agrees that Cat Financial shall not be liable for failure to use diligence in the collection of any of Borrower’s Indebtedness (or any collateral security therefore), or in creating or preserving the liability of any person liable on any such Indebtedness, or in creating, perfecting or preserving any security for any such Indebtedness.
SECTION 10. Representations and Warranties by Guarantor. Guarantor represents and warrants to Cat Financial that:
(A) The Guarantor has the lawful power, to conduct its business, to own its property and to execute and deliver, and to perform all of its obligations hereunder.
(B) All necessary actions and consents required to be performed, obtained and/or satisfied prior to the execution, delivery and performance of this Agreement have been performed, obtained and satisfied in due and strict compliance with all applicable laws, including all necessary corporate actions, consents, and authorizations. The execution, delivery and performance by the Guarantor of its obligations hereunder does not and will not (i) require any additional authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, award, judgment, ministerial decision, injunction or decree presently in effect having applicability to the Guarantor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, loan agreement or instrument to which the Guarantor is a party or by which it or its properties may be bound or affected.
(C) There are no actions, suits or proceedings pending or threatened against or affecting the Guarantor or the property of the Guarantor before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Guarantor would have a material adverse effect on the financial condition, property, or operations of the Guarantor or the Guarantor’s ability to perform under this Agreement.
(D) Guarantor will receive a direct or indirect material benefit from the transaction(s) contemplated herein and/or arising out of Borrower’s Indebtedness.
(E) This Agreement, when executed and delivered by Guarantor, will constitute a valid, legal and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as may be limited by general principles of equity and bankruptcy, insolvency and similar laws.

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(F) Any payments required to be made by the Guarantor hereunder shall be made in full, “net taxes”. The Guarantor agrees to pay the Cat Financial such additional amounts as will be necessary to cover any and all (i) taxes or assessments, governmental charges or levies, duties, fees, deductions or withholding, restrictions or conditions of any nature or other amounts imposed by, or on behalf of, any government or any taxing authority thereof or therein, or (ii) any stamp, duty or documentary taxes or charges imposed by any government or any taxing authority thereof or therein, resulting from, related to or in connection with this Agreement, the Loan Agreement (or any advances made thereunder) or any other related documents or instruments delivered in connection herewith or the transactions contemplated hereby.
(G) Copies of the Loan Agreement and all related documents have been made available to the Guarantor and it is familiar with the contents.
SECTION 11. Additional Documents. Upon the reasonable request of Cat Financial, Guarantor will, at any time, and from time to time, duly execute and deliver to Cat Financial any and all such further instruments and documents, and supply such additional information, as may be necessary or advisable in the opinion of Cat Financial, to obtain the full benefits of this Agreement.
SECTION 12. Transfer of Indebtedness. This Agreement is for the benefit of Cat Financial and for such other person or persons as may from time to time become or be the holders of Borrower’s Indebtedness hereby guaranteed and this Agreement shall be transferable and negotiable, with the same force and effect and to the same extent as Borrower’s Indebtedness may be transferable, it being understood that, upon the transfer or assignment by Cat Financial of Borrower’s Indebtedness hereby guaranteed, the legal holder of such Indebtedness shall have all of the rights granted to Cat Financial under this Agreement. Guarantor hereby recognizes and agrees that Cat Financial may, from time to time, one or more times, transfer all or any portion of Borrower’s Indebtedness to one or more third parties. Such transfers may include, but are not limited to, sales of a participation interest in such Indebtedness in favor of one or more third party Cat Financials. Guarantor specifically agrees and consents to all such transfers and assignments and Guarantor further waives any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable law. Guarantor additionally agrees that the purchaser of a participation interest in Borrower’s Indebtedness will be considered as the absolute owner of a percentage interest of such Indebtedness and that such a purchaser will have all of the rights granted to the purchaser under any participation agreement governing the sale of such a participation interest. Guarantor further waives any right of offset that Guarantor may have against Cat Financial and/or any purchaser of such a participation interest in Borrower’s Indebtedness and Guarantor unconditionally agrees that either Cat Financial or such a purchaser may enforce Guarantor’s obligations and liabilities under this Agreement, irrespective of the failure or insolvency of Cat Financial or any such purchaser.
Guarantor further agrees that, upon any transfer of all or any portion of Borrower’s Indebtedness, Cat Financial may transfer and deliver any and all collateral securing repayment of such Indebtedness (including, but not limited to, any collateral provided by Guarantor) to the transferee of such Indebtedness and such collateral (again, including but not limited to Guarantor’s collateral) shall secure any and all of Borrower’s Indebtedness in favor of such a transferee. Guarantor additionally agrees that, after any such transfer or assignment has taken place, Cat Financial shall be fully discharged from any and all liability and responsibility to Borrower (and Guarantor) with respect to such collateral, and the transferee thereafter shall be vested with all the powers and rights with respect to such collateral.
SECTION 13. Right of Offset. As collateral security for the repayment of Guarantor’s obligations and liabilities under this Agreement, Guarantor hereby grants Cat Financial, as well as its successors and assigns, the right to apply, at any time and from time to time, so long as Borrower is then in default under its Indebtedness guaranteed hereunder, any and all funds that Guarantor may then have on deposit with or in the possession or control of Cat Financial (or its successors or assigns and their subsidiaries and affiliates), towards repayment of any of Borrower’s Indebtedness subject to this Agreement. In the event such funds are also subject to similar rights of offset in connection with obligations arising under other loan agreement or guaranty agreements between Guarantor and Cat Financial, Cat Financial (or any assignee of Cat Financial’s rights) shall apply such funds to the Guarantor’s obligations hereunder first, before applying such funds to any other obligations of the Guarantor to the Cat Financial (or any assignee).

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SECTION 14. Notices.
(A) To give Guarantor any notice required under this Agreement, Cat Financial may hand deliver the notice to Guarantor, mail the notice to Guarantor by first class mail, or by registered or certified mail or send the notice by private courier service (such as Federal Express, United Parcel Service, etc.). Cat Financial will deliver, mail or send the notice to Guarantor at the following address or at any other address which Guarantor may have given Cat Financial by written notice provided in this Section.
Allis-Chalmers Energy Inc.
5075 Westheimer
Suite 890
Houston, Texas 77056
(B) To give Cat Financial any notice required under this Agreement, Guarantor shall mail the notice to Cat Financial by first class mail, or by registered or certified mail or send the notice by private courier service (such as Federal Express, United Parcel Service, etc.) to Cat Financial’s main offices at 2120 West End Avenue, Nashville, TN 37203, Attention: Credit Manager, Power Finance Division, or such other address as Cat Financial may have given to Guarantor by written notice as provided in this Section.
(C) Any notice provided in this Agreement must be in writing and will be considered as given and effective (unless a different effective date is set forth in the notice) on the day it is delivered by hand, ten days after being deposited in the U.S. mail or five days after being delivered to a private courier service, as provided above.
SECTION 15. Construction. The provisions of this Agreement shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty or other agreements by Guarantor (or any one or more of them), in favor of Cat Financial or assigned to Cat Financial by others, all of which shall be construed as complementing each other. Nothing herein contained shall prevent Cat Financial from enforcing any and all such other guaranties or agreements in accordance with their respective terms.
SECTION 16. Amendment. No amendment, modification, consent or waiver of any provision of this Agreement, and no consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing signed by a duly authorized officer of Cat Financial, and then shall be effective only to the specific instance and for the specific purpose for which given.
SECTION 17. Successors and Assigns Bound. Guarantor’s obligations and liabilities under this Agreement shall be binding upon Guarantor’s successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Cat Financial under this Agreement shall also inure to the benefit of Cat Financial’s successors and assigns, as well as to any and all subsequent holder or holders of any of Borrower’s Indebtedness subject to this Agreement.

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SECTION 18. Caption Headings and Undefined Terms. Caption headings of the sections of this Agreement are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Agreement whenever the context so requires the singular includes the plural and the plural also includes the singular. Terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.
SECTION 19. Governing Law and Language. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED, PERFORMED, AND ENFORCED SOLELY IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
SECTION 20. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforceable as if the illegal, invalid or unenforceable provision had never comprised a part of it, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and legal, valid and enforceable.
SECTION 21. Judicial Proceedings. Any judicial proceeding brought against Guarantor with respect to this Agreement may be brought, at the election of Cat Financial, in any state or federal court of competent jurisdiction located in the State of New York or Guarantor’s jurisdiction of incorporation, and, by execution and delivery of this Agreement, Guarantor accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or any document hereby contemplated. Guarantor hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified above and service so made shall be deemed completed on the tenth business day after such service is deposited in the mail. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Cat Financial to bring proceedings against Borrower in the courts of any other jurisdiction. Any judicial proceeding by Guarantor against Cat Financial involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement or the Loan Agreement or any document hereby or thereby contemplated shall be brought only in a state or federal court located in the State of New York, United States of America. ANY ACTION, SUIT, OR PROCEEDING RELATING TO THIS GUARANTY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. AS SUCH, GUARANTOR HEREBY WAIVES ANY RIGHT TO A JURY TRIAL.
SECTION 22. Waiver of Immunity. To the extent that the Guarantor may in any jurisdiction claim for itself, the Borrower or the real or personal property of either, immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to the Guarantor, the Borrower or the property of either, such immunity (whether or not claimed), the Guarantor hereby waives (and will not raise on behalf of the Borrower) such immunity to the full extent permitted by the laws of such jurisdiction.

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IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed by its duly authorized representative in favor of Cat Financial on the day, month, and year first written above.

ALLIS-CHALMERS ENERGY INC.

By:

Name:
Title:

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